REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and the Shareholders of
Eaton Vance California Municipal Income
Trust, Eaton Vance Massachusetts Municipal
Income Trust, Eaton Vance Michigan
Municipal Income Trust, Eaton Vance New
Jersey Municipal Income Trust, Eaton Vance
New York Municipal Income Trust, Eaton
Vance Ohio Municipal Income Trust, and
Eaton Vance Pennsylvania Municipal
Income Trust:
In planning and performing our audits of the
financial statements of Eaton Vance
California Municipal Income Trust, Eaton
Vance Massachusetts Municipal Income
Trust, Eaton Vance Michigan Municipal
Income Trust, Eaton Vance New Jersey
Municipal Income Trust, Eaton Vance New
York Municipal Income Trust, Eaton Vance
Ohio Municipal Income Trust, and Eaton
Vance Pennsylvania Municipal Income Trust
(collectively the "Trusts") as of and for the
year ended November 30, 2011, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Trusts'
internal control over financial reporting,
including controls over safeguarding
securities, as a basis for designing our
auditing procedures for the purpose of
expressing our opinion on the financial
statements and to comply with the
requirements of Form N-SAR, but not for
the purpose of expressing an opinion on the
effectiveness of the Trusts' internal control
over financial reporting.  Accordingly, we
express no such opinion.
The management of the Trusts is responsible
for establishing and maintaining effective
internal control over financial reporting.  In
fulfilling this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.  A trust's internal control
over financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.  A
trust's internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in reasonable
detail, accurately and fairly reflect the
transactions and dispositions of the assets of
the trust; (2) provide reasonable assurance
that transactions are recorded as necessary to
permit preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts and
expenditures of the trust are being made
only in accordance with authorizations of
management and trustees of the trust; and
(3) provide reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or disposition
of a trust's assets that could have a material
effect on the financial statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.  Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis.  A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility that
a material misstatement of a trust's annual or
interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Trusts' internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  However, we noted no
deficiencies in the Trusts' internal control
over financial reporting and their operation,
including controls for safeguarding securities
that we consider to be a material weakness,
as defined above, as of November 30, 2011.
This report is intended solely for the
information and use of management and the
Trustees of Eaton Vance California
Municipal Income Trust, Eaton Vance
Massachusetts Municipal Income Trust,
Eaton Vance Michigan Municipal Income
Trust, Eaton Vance New Jersey Municipal
Income Trust, Eaton Vance New York
Municipal Income Trust, Eaton Vance Ohio
Municipal Income Trust, and Eaton Vance
Pennsylvania Municipal Income Trust and
the Securities and Exchange Commission
and is not intended to be and should not be
used by anyone other than these specified
parties.
/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 17, 2012